UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Grant Agreement with Grant Herlitz

On October 4, 2017, The Howard Hughes Corporation (the “Company”) granted a warrant to Grant Herlitz, President of the Company (the “Herlitz Warrant”) pursuant to a warrant grant agreement by and between the Company and Mr. Herlitz (the “Herlitz Warrant Agreement”), exercisable to acquire 87,951 shares of Company common stock, par value $0.01 per share (“Company Common Stock”) (including any additional shares of Company Common Stock issuable as a result of the anti-dilution provisions of the Herlitz Warrant (the “Herlitz Warrant Shares”). The Herlitz Warrant was granted to Mr. Herlitz in exchange for a fair market value purchase price of $2.0 million (the “Purchase Price”). The Purchase Price of the Herlitz Warrant and the number of the Herlitz Warrant Shares was determined by the Company’s Board of Directors (the “Board”) based upon the advice of Houlihan Lokey, an independent third party valuation adviser. The exercise price of the Herlitz Warrant Shares is $117.01, which was the closing trading price of the Company Common Stock on the New York Stock Exchange on October 3, 2017.

The Herlitz Warrant fully vested on the date of grant by the Company and becomes exercisable on October 3, 2022, except in the event of a change in control, termination of the executive without cause, or the separation of the executive from the Company for good reason, each in accordance with the terms and conditions of the Herlitz Warrant Agreement, as described below. The right to exercise the Herlitz Warrant for the Herlitz Warrant Shares will expire on October 3, 2023. The Herlitz Warrant (x) is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events (as described below), and (y) provides Mr. Herlitz with the right to require that the Herlitz Warrant be assumed by a successor entity or that he receive the same consideration as stockholders upon certain change in control events. Mr. Herlitz is required to pay the Purchase Price within five (5) days of the grant date of the Herlitz Warrant.

Consequences of a Change in Control and Certain Termination Events

Immediately prior to the effective date of a change in control or upon the date of a termination of employment by the Company without cause or for good reason, the Herlitz Warrant will become immediately exercisable and transferable. In the event of a change in control, Mr. Herlitz has the right to exercise the Herlitz Warrant or permit its assumption by the successor entity.

Anti-Dilution Adjustments

The Herlitz Warrant is subject to customary anti-dilution adjustments with respect to certain recapitalization and change in control transactions, stock splits and reverse stock splits, dividends, distributions and any other change to Company Common Stock by reason of any exchange of shares or other change affecting the outstanding Company Common Stock as a class, without the Company’s receipt of consideration. If the anti-dilution adjustment provisions in the Herlitz Warrant are triggered, the number of additional Herlitz Warrant Shares that would be issuable upon the exercise of the Herlitz Warrant may increase (or decrease in the case of a reverse stock split) and the exercise price per Herlitz Warrant Shares may decrease (or increase in the case of a reverse stock split). The Herlitz Warrant does not provide for a maximum number of Herlitz Warrant Shares or minimum exercise price per Herlitz Warrant Shares in the event the anti-dilution adjustment provisions of the Herlitz Warrant is triggered.

The issuance of the Herlitz Warrant is exempt from registration in reliance upon an exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Herlitz Warrant Agreement requires the Company to file a registration statement to register the Herlitz Warrant Shares.

The foregoing summary of the Herlitz Warrant Agreement is qualified in its entirety by reference to the full text of the Herlitz Warrant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02.     Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, which disclosure regarding the Herlitz Warrant and Herlitz Warrant Agreement is incorporated by reference into this Item 3.02, on October 4, 2017, the Company granted and sold the Herlitz Warrant to Mr. Herlitz in a transaction exempt from registration under the Securities Act on the terms and conditions set forth in the Herlitz Warrant Agreement.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, the Company entered into a new employment agreement with Grant Herlitz to continue to serve in his current role as the Company’s President (the “Employment Agreement”). The Employment Agreement has an initial term of ten years, expiring on October 2, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, the Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term.

Under the Employment Agreement, Mr. Herlitz is entitled to an annual base salary of $750,000 and eligible to earn a target annual cash bonus in the amount of $2,625,000 (the “Target Bonus Amount”) which is based upon the achievement of certain performance goals that will be established annually by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and subject to certain requirements set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “162(m) Performance Goal”). If the 162(m) Performance Goal is achieved for any given year, then the annual bonus for such year will be equal to at least 65%, but not more than 120%, of the Target Bonus Amount.

In connection with entering into the Employment Agreement, on October 2, 2017, the Company granted to Mr. Herlitz an initial one-time restricted share award, with the number of shares of Company Common Stock determined by dividing $5,000,000 by the closing price per share on the effective date of the Employment Agreement (the “Initial LTIP Award”). The Initial LTIP Award provides for fifty percent (50%) of the Initial LTIP Award to fully vest on the fifth (5th) anniversary of the grant date of such award (the “First Vesting Tranche”), and the remaining fifty percent (50%) of the Initial LTIP Award will fully vest on the tenth (10th) anniversary of such grant date (the “Second Vesting Tranche”), in each case, subject to Mr. Herlitz continuing to be an employee of the Company through each vesting date and subject to the terms of the Employment Agreement. The Initial LTIP Award is also subject to the terms and conditions of The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the “Incentive Plan”) and the applicable Restricted Stock Agreement, dated as of October 2, 2017 (the “Restricted Stock Agreement”).

Commencing in 2017, and continuing during each subsequent calendar year of his employment, Mr. Herlitz will also be eligible to receive an annual equity award (the “Annual LTIP Award”), which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The Annual LTIP Award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the Annual LTIP Award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $2,625,000, with the number of shares of Company Common Stock subject to such Annual LTIP Award determined by dividing the aggregate grant value by the closing price per share of Company Common Stock or as otherwise provided for in the Incentive Plan on the date of grant. Under the terms of the Employment Agreement, fifty percent (50%) of each Annual LTIP Award granted to Mr. Herlitz will provide for pro rata time vesting over five years (“Time Vesting LTIP Awards”) and the other fifty (50%) of such award will provide for performance-based vesting (“Performance Vesting LTIP Awards”), and each of the Time Vesting LTIP Awards and the Performance Vesting LTIP Awards will be subject to the terms and conditions of the Incentive Plan (or a successor plan) and any applicable award agreements thereunder.

Under the Employment Agreement, the Company has also agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Herlitz to purchase a fair market value warrant exercisable for a number of shares of Company Common Stock as Mr. Herlitz may determine in his discretion up to an amount not to exceed 250,000 shares of Company Common Stock (as this amount may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the “Future Warrant Agreement”). The Future Warrant Agreement will have substantially similar terms, and be subject to the same conditions, as the certain warrant agreement between the Company and Mr. Herlitz entered into in connection with the Employment Agreement (as described in Item 1.01). If stockholder approval is obtained for the Future Warrant Agreement, Mr. Herlitz will have the right, but not the obligation to enter into the Future Warrant Agreement.

The Employment Agreement provides that, if Mr. Herlitz’s employment is terminated by the Company without cause (and other than due to non-renewal, death or permanent disability) or by Mr. Herlitz for good reason, in each case, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following: (1) a prorated portion of the Target Bonus

Amount, subject to the achievement of the applicable 162(m) Performance Goal and based upon the number of days elapsed during the applicable calendar year in which Mr. Herlitz was employed (the “Prorated Bonus”), (2) an amount equal to two times the sum of Mr. Herlitz’s annual base salary and the Target Bonus Amount and (3) (i) if the date of termination is prior to the fifth (5th) anniversary of the grant date of the Initial LTIP Award, the First Vesting Tranche will fully vest on the date of termination, and if the date of termination is on or after the fifth (5th) anniversary of the grant date of the Initial LTIP Award, but prior to the tenth (10th) anniversary of the grant date of such award, the Second Vesting Tranche will fully vest on the date of termination, (ii) all outstanding Time Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination fully vest and (iii) all outstanding Performance Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will remain outstanding and continue to vest based on the achievement of the performance metrics (the “Continued Eligibility for Vesting”).

Additionally, if Mr. Herlitz’s employment terminates due to the Company’s non-renewal of the Employment Agreement after the expiration of the initial ten year term or any subsequent one-year renewal period, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Bonus and (2) the Initial LTIP Award to the extent outstanding as of the date of termination and all outstanding Time Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will fully vest and (3) the Continued Eligibility for Vesting.

If Mr. Herlitz’s employment terminates because of death or as a result of permanent disability, in each case, subject to his (or his estate’s) execution and non-revocation of a release of claims, the Company will pay and provide Mr. Herlitz (or his estate), in addition to previously accrued benefits and compensation, the following: (1) a prorated portion of the Target Bonus Amount, based upon the number of days elapsed during the applicable calendar year in which Mr. Herlitz was employed (the “Prorated Target Bonus”), (2) a pro rata portion of the Initial LTIP Award that is subject to forfeiture on the date of termination will vest based on the number of full years that have elapsed since the beginning of the vesting period through the date of termination divided by ten (10) (without taking into account any shares of Company Common Stock that may have vested on the fifth (5th) anniversary of the grant date) and (3) the Continued Eligibility for Vesting.

If Mr. Herlitz’s employment is terminated by the Company without cause (and other than upon death or permanent disability) or by Mr. Herlitz for good reason, in either case, in connection with, or within twelve months following, a change in control, and, in each case, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Target Bonus, (2) an amount equal to two times (2x) the sum of Mr. Herlitz’s annual base salary and the Target Bonus Amount and (3) (i) the Initial LTIP Award to the extent outstanding as of the date of termination and any outstanding Time Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will fully vest and (ii) all outstanding Performance Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will vest at the greater of (a) 100% of the number of shares of Company Common Stock granted pursuant to each such award and (b) the performance level that has been achieved as of the date of termination.

The Employment Agreement also provides that if Mr. Herlitz becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits.

The Employment Agreement requires Mr. Herlitz to maintain confidentiality of the Company’s proprietary information and includes a non-disparagement covenant. The Employment Agreement also includes customary non-solicit of employees and non-competition covenants, in each case, applicable during the term of Mr. Herlitz’s employment with the Company and for a 12-month period following his termination for any reason.

The foregoing summaries of the Employment Agreement and the Restricted Stock Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Restricted Stock Agreement filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

As more fully described in Item 1.01 above, which disclosure regarding the Herlitz Warrant and the Herlitz Warrant Agreement is incorporated by reference into this Item 5.02, on October 4, 2017, the Company granted and sold the Herlitz Warrant to Mr. Herlitz in a transaction exempt from registration under the Securities Act on the terms and conditions set forth in the Herlitz Warrant Agreement.

Item 7.01.     Regulation FD Disclosure.

On October 5, 2017, the Company issued a press release announcing that Mr. Herlitz and the Company entered into the Employment Agreement and Warrant Grant Agreement.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Warrant Grant Agreement, dated October 4, 2017, between The Howard Hughes Corporation and Grant Herlitz.
10.2	Employment Agreement, dated October 2, 2017, between The Howard Hughes Corporation and Grant Herlitz.
10.3	The Howard Hughes Corporation Restricted Stock Agreement, dated October 2, 2017, between The Howard Hughes Corporation and Grant Herlitz.
99.1	Press Release, dated October 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Name: Peter F. Riley
Title: Senior Vice President, Secretary and
General Counsel

Date: October 5, 2017